SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: June 8, 2000



             Exact Name of
Commission   Registrant       State or other    IRS Employer
File         as specified     Jurisdiction of   Identification
Number       in its charter   Incorporation     Number
----------   ---------------  --------------    --------------

1-12609      PG&E Corporation   California      94-3234914

1-2348       Pacific Gas and    California      94-0742640
             Electric Company




Pacific Gas and Electric Company		PG&E Corporation
77 Beale Street, P.O. Box 770000		One Market, Spear Tower, Suite 2400
San Francisco, California  94177		San Francisco, California 94105

(Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company		PG&E Corporation
	   (415) 973-7000			 (415) 267-7000

    (Registrant's telephone number, including area code)

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Item 5.  Other Events

A. Pacific Gas and Electric Company's 2000 Cost of Capital Proceeding

On June 8, 2000, the California Public Utilities Commission (CPUC) issued a final decision in Pacific Gas and Electric Company's 2000 cost of capital proceeding. (Pacific Gas and Electric Company (Utility) is the California utility subsidiary of PG&E Corporation.) The final decision approved a settlement reached earlier this year by all parties to the proceeding. The decision adopts a return on common equity (ROE) of 11.22 percent on electric and gas distribution operations, retroactive to February 17, 2000, as compared to the Utility's current authorized ROE of 10.6 percent. The decision also affirmed the existing authorized Utility capital structure of
46.2 percent long-term debt, 5.8 percent preferred stock, and 48.0 percent common equity.

The decision results in an authorized 9.12 percent overall return on Utility electric and gas distribution rate base. The Utility's 2000 electric and gas revenues will increase by approximately $37 million and $12 million, respectively, for the period February 17, 2000 through December 31, 2000.

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                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



				    PG&E CORPORATION


                          By          CHRISTOPHER P. JOHNS
                                      ---------------------
                                      CHRISTOPHER P. JOHNS
                                      Vice President and Controller


                                    PACIFIC GAS AND ELECTRIC COMPANY


                          By          KENT M. HARVEY
                                      ---------------------
                                      KENT M. HARVEY
                                      Senior Vice President, Treasurer, Chief
                                      Financial Officer, and Controller


Dated: June 9, 2000

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